Exhibit 10.5.5

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of October 22, 2012, by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017, and (b) EVERYDAY HEALTH, INC., a Delaware corporation (“Everyday Health”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014, EVERYDAY HEALTH MEDIA, LLC, a Delaware limited liability company (“Media”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014 and MEDPAGE TODAY, L.L.C., a New Jersey limited liability company (“MedPage”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014 (Everyday Health, Media and MedPage are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 22, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 22, 2010, as amended by a certain First Loan Modification Agreement dated as of April 27, 2011, as affected by a certain Joinder Agreement dated as of July 8, 2011, as further amended by a certain Second Loan Modification Agreement dated as of December 21, 2011, and as further amended by a certain Third Loan Modification Agreement dated as of August 10, 2012 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, (a) the Collateral, (b) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of October 22, 2012, between Everyday Health and Bank (as amended, the “Everyday Health IP Agreement”), (c) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of October 22, 2012, between Media and Bank (as amended, the “Media IP Agreement”), and (d) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of October 22, 2012, between MedPage and Bank (as amended, the “MedPage IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	Borrower shall deliver to Bank, on or before the date that is five (5) days from the Fourth LMA Effective Date, each in form and substance satisfactory to Bank: (a) evidence of the termination and discharge of all Liens of Square 1 Bank with respect to the Intellectual Property of Borrower (and of all Persons that have merged into Borrower), together with evidence that such terminations and discharges have been duly filed with the U.S. Patent and Trademark Office and any other applicable filing office, and (b) copies of issued endorsements to Borrower’s (i) liability insurance policies that add Bank as an additional insured, (ii) property insurance policies that add Bank as loss payee and lender loss payable, and (iii) liability insurance and property insurance policies that require the insurance company under such policies to provide at least twenty (20) days prior written notice to Bank before canceling, amending or declining to renew such policies. Borrower acknowledges and agrees that the failure of Borrower to satisfy any requirement set forth in the immediately preceding sentence, on or before the date that is five (5) days from the Fourth LMA Effective Date, shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.
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2	The Loan Agreement shall be amended by deleting the text “(Everyday Health, Carepages and Revolution Health are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”)” from the preamble thereof.

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b) thereof:

“In addition and notwithstanding any terms in this Agreement to the contrary, at no point shall the aggregate principal amount of Obligations outstanding with respect to Advances, the Term Advance, and the Term Advance #2 exceed Thirty-Two Million Dollars ($32,000,000.00).”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 4.1 thereof:

“If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time this Agreement has been terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“Borrower acknowledges that it may have previously entered, and/or may in the future enter, into Bank Services with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority security interest granted herein.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to one hundred five percent (105.0%) for Letters of Credit denominated in Dollars and one hundred ten percent (110.0%) for Letters of Credit denominated in a currency other than Dollars, in each case of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 5.2 thereof:
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“Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement which is reasonably likely to have a material impact on Borrower’s business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.”

and inserting in lieu thereof the following:

“Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.”

6	The Loan Agreement shall be amended by inserting the following new text to appear at the end of Section 6.2 thereof:

“(k) Provide Bank prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark not shown in the IP Agreement, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property.”

7	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7(a) thereof:

“(vi) ($2,000,000) for the quarter ending September 30, 2012 and (vii) $6,000,000 for the quarter ending December 31, 2012.”

and inserting in lieu thereof the following:

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“(vi) ($3,000,000) for the quarter ending September 30, 2012 and (vii) $4,000,000 for the quarter ending December 31, 2012.”

8	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.8 thereof:

“6.8 Protection of Intellectual Property Rights. Borrower shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.”

and inserting in lieu thereof the following:

“6.8 Protection and Registration of Intellectual Property Rights.

(a) Borrower shall: (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Bank in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b) If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall promptly (and in any event, within two (2) Business Days) provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least ten (10) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Bank to perfect and maintain a first priority perfected security interest in such property.

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(c) Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.”

9	The Loan Agreement shall be amended by adding the following, to appear as Section 6.11 thereof:

“6.11 Eqal. Without limiting the requirements in Section 7 of this Agreement, in the event that Borrower fails to deliver evidence to Bank, satisfactory to Bank, on or before December 31, 2012, that, on or before such date, Eqal was merged with and into a Borrower (with such Borrower being the surviving legal entity from such merger), Borrower shall, on or before December 31, 2012, cause Eqal to become a co-borrower with respect to this Agreement and the other Loan Documents, grant Bank a first-priority perfected Lien in such assets of Eqal as are consistent with the description of the Collateral hereunder (as if the Collateral were deemed to pertain to the assets of Eqal), and execute and deliver to Bank such agreements, certificates and other documents in connection with the foregoing as required by Bank.”

10	The Loan Agreement shall be amended by deleting the following, appearing as Section 8.10 thereof:

“8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.”

and inserting in lieu thereof the following:

“8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in

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clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction; or

8.11 Subordinated Loan Agreement. The occurrence of an Event of Default (as defined in the Subordinated Loan Agreement) under the Subordinated Loan Agreement.”

11	The Loan Agreement shall be amended by deleting the following text, appearing in Section 10 thereof:

“If to Borrower:	Everyday Health, Inc. Carepages, Inc. Revolution Health Group LLC 345 Hudson Street, 16th Floor New York, New York 10014 Attn: Alan Shapiro Fax: (646) 728-9506 Email: ashapiro@everydayhealthinc.com

with a copy to:	Cooley LLP 11951 Freedom Drive Reston, Virginia 20190 Attn: Denise G. Zack, Esquire Fax: (703) 456-8100 Email: dzack@cooley.com

If to Bank:	Silicon Valley Bank 535 Fifth Avenue, 27th Floor New York, New York 10017 Attn: Mr. Michael McMahon Fax: (212) 688-5994 Email: MMcMahon@svb.com”

and inserting in lieu thereof the following:

“If to Borrower:	Everyday Health, Inc.
Everyday Health Media, LLC
MedPage Today, L.L.C.
345 Hudson Street, 16th Floor
New York, New York 10014
Attn: Alan Shapiro
Fax: (646) 728-9506
Email: ashapiro@everydayhealthinc.com
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with a copy to:	Cooley LLP 1114 Avenue of the Americas New York, New York 10036 Attn: J. Peyton Worley, Esquire Fax: (212) 479-6275 Email: pworley@cooley.com

If to Bank:	Silicon Valley Bank 505 Fifth Avenue, 11th Floor New York, New York 10017 Attn: Mr. Michael McMahon Fax: (212) 867-0190 Email: MMcMahon@svb.com”

12	The Loan Agreement shall be amended by adding the following new text, to appear after the first sentence, but prior to the second sentence, of Section 12.10 thereof:

“Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of a security interest by Borrower in Section 4.1 shall survive until the termination of this Agreement and all Bank Services Agreements.”

13	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(d) (i) reimbursement obligations under corporate credit cards, not to exceed Three Hundred Fifty Thousand Dollars ($350,000.00) in the aggregate at any time, and (ii) cash-collateralized letters of credit not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate at any time; provided, however, such Indebtedness shall only be permitted until the maturity or expiration thereof (pursuant to the documents in effect on the Effective Date) at which point such facilities shall only be Permitted Indebtedness if provided by Bank;”

and inserting in lieu thereof the following:

“(d) intentionally omitted;”

14	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Investments” in Section 13.1 thereof:

“(ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to stock purchase plan agreements approved by Borrower’s board of directors;”

and inserting in lieu thereof the following:

“(ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to stock purchase plan agreements approved by Borrower’s board of directors (or the limited liability company equivalent thereof);”

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15	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Liens” in Section 13.1 thereof:

“(c) Purchase money Liens securing no more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;”

and inserting in lieu thereof the following:

“(c) equipment leases and purchase money Liens securing no more than (i) Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding with respect to equipment leases and (ii) Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding with respect to purchase money Liens, in each case (A) on equipment acquired or held (including by lease) by Borrower incurred for financing the acquisition of the equipment, or (B) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;”

16	The Loan Agreement shall be amended by inserting the following new definitions, to appear alphabetically in Section 13.1 thereof:

““Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

““Bank Services Agreement” is defined in the definition of Bank Services.”

““Borrower” means, jointly and severally, individually and collectively, Everyday Health, Media and MedPage.”

““Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.”

““Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.”

““Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that

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currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.”

““Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.”

““Eqal” is Eqal, Inc., a Delaware corporation.”

““Everyday Health” is defined in the preamble of this Agreement.”

““Foreign Currency” means lawful money of a country other than the United States.”

““Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.”

““Fourth LMA Effective Date” is October 22, 2012.”

““Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.”

““IP Agreement” is, collectively, (a) that certain Intellectual Property Security Agreement dated as of the Fourth LMA Effective Date, by and between Everyday Health and Bank, as amended, modified or restated from time to time, (b) that certain Intellectual Property Security Agreement dated as of the Fourth LMA Effective Date, by and between Media and Bank, as amended, modified or restated from time to time, and (c) that certain Intellectual Property Security Agreement dated as of the Fourth LMA Effective Date, by and between MedPage and Bank, as amended, modified or restated from time to time.”

““Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank.”

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““Media” is EVERYDAY HEALTH MEDIA, LLC, a Delaware limited liability company.”

““MedPage” is MEDPAGE TODAY, L.L.C., a New Jersey limited liability company.”

““Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.”

““Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral.”

““Subordinated Loan Agreement” is that certain Subordinated Loan and Security Agreement by and among Bank, Silver Lake Waterman Fund, L.P., and Borrower dated as of the Fourth LMA Effective Date, as amended, restated, modified, or supplemented from time to time.”

““Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.”

17	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Adjusted EBITDA” is EBITDA minus unfinanced capital expenditures (including capitalized software and development costs), plus non-cash stock compensation expense, plus reasonable add-backs for non-cash items for which Borrower has provided written details to Bank, plus, on or prior to May 31, 2011 and only to the extent disclosed in its profit and loss statements delivered to Bank, up to One Million Two Hundred Thousand Dollars ($1,200,000.00) in aggregate earn-out payments made as a result of the 2008 acquisition by Borrower of Nurture Media LLC, plus up to Five Hundred Fifty Thousand Dollars ($550,000.00) in respect of the write-off of deferred financing costs relating to the Horizon and Square 1 Bank credit facilities, plus up to Two Million Seven Hundred Thousand Dollars ($2,700,000.00) for fiscal year 2012 and up to One Million Four Hundred Fifty Thousand ($1,450,000.00) for fiscal year 2013 in aggregate earn-out expense made as a result of the 2011 acquisition by Borrower of DDC Internet, Inc., plus other one-time charges approved by Bank in writing in its sole and absolute discretion.”

““Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

““Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any subordination agreements, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between

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Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

““Modified Liquidity Ratio” is the ratio of (a) Borrower’s unrestricted cash and cash equivalents maintained with Bank plus eighty percent (80.0%) of Eligible Accounts, to (b) all obligations and liabilities of Borrower to Bank.”

and inserting in lieu thereof the following:

““Adjusted EBITDA” is EBITDA minus unfinanced capital expenditures (including capitalized software and development costs), plus non-cash stock compensation expense, plus reasonable add-backs for non-cash items for which Borrower has provided written details to Bank, plus, on or prior to May 31, 2011 and only to the extent disclosed in its profit and loss statements delivered to Bank, up to One Million Two Hundred Thousand Dollars ($1,200,000.00) in aggregate earn-out payments made as a result of the 2008 acquisition by Borrower of Nurture Media LLC, plus up to Five Hundred Fifty Thousand Dollars ($550,000.00) in respect of the write-off of deferred financing costs relating to the Horizon and Square 1 Bank credit facilities, plus up to Two Million Seven Hundred Thousand Dollars ($2,700,000.00) for fiscal year 2012 and up to One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00) for fiscal year 2013 in aggregate earn-out expense made as a result of the 2011 acquisition by Borrower of DDC Internet, Inc., plus, for fiscal year 2012, to the extent approved by Bank in writing in its reasonable discretion, one-time restructuring charges incurred as a result of the acquisition by Borrower of Eqal in September 2012, plus, for fiscal years 2013 and 2014, as applicable, only to the extent disclosed in its profit and loss statements delivered to Bank, up to Ten Million Dollars ($10,000,000.00) in aggregate earn-out expense (which expense shall not exceed Five Million Dollars ($5,000,000.00) in cash expense and Five Million Dollars ($5,000,000.00) in stock expense) made as a result of the acquisition by Borrower of Eqal in September 2012, plus other one-time charges approved by Bank in writing in its sole and absolute discretion.”

““Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank, plus, without duplication, (b) the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year, but excluding in the case of both (a) and (b) Borrower’s obligations and liabilities solely with respect to the Term Loan Advance as defined in the Subordinated Loan Agreement.”

““Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, the Subordinated Loan Agreement, any Bank Services Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.”

““Modified Liquidity Ratio” is the ratio of (a) Borrower’s unrestricted cash and cash equivalents maintained with Bank plus eighty percent (80.0%) of Eligible Accounts, to (b) all obligations and liabilities of Borrower to Bank (but excluding in the case of (b) Borrower’s obligations and liabilities solely with respect to the Term Loan Advance as defined in the Subordinated Loan Agreement).”

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18	The Loan Agreement shall be amended by substituting the Collateral description appearing on Exhibit A thereto for the Collateral description on Schedule 1 hereto. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Existing Loan Documents, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

19	The Loan Agreement shall be amended by deleting the Compliance Certificate that is attached to the Loan Agreement as Exhibit C and inserting in lieu thereof the Compliance Certificate attached hereto as Schedule 2.

20	The Loan Agreement shall be amended by deleting the Borrowing Base Certificate that is attached to the Loan Agreement as Exhibit F and inserting in lieu thereof the Borrowing Base Certificate attached hereto as Schedule 3.

4. FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATES.

(a) Everyday Health hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 22, 2012 executed and delivered by Everyday Health, and acknowledges, confirms and agrees that the disclosures and information Everyday Health provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(b) Media hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 22, 2012 executed and delivered by Media, and acknowledges, confirms and agrees that the disclosures and information Media provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(c) MedPage hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 22, 2012 executed and delivered by MedPage, and acknowledges, confirms and agrees that the disclosures and information MedPage provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the Perfection Certificate shall mean and include, collectively, the Perfection Certificates as described herein.

6. RATIFICATION OF IP AGREEMENTS.

(a) Everyday Health hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Everyday Health IP Agreement, and acknowledges, confirms and agrees that the Everyday Health IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Everyday Health IP Agreement, and shall remain in full force and effect.

(b) Media hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Media IP Agreement, and acknowledges, confirms and agrees that the Media IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Media IP Agreement, and shall remain in full force and effect.

(c) MedPage hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the MedPage IP Agreement, and acknowledges, confirms and agrees that the MedPage IP Agreement contains an

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accurate and complete listing of all Intellectual Property Collateral, as defined in the MedPage IP Agreement, and shall remain in full force and effect.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

13

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	EVP and General Counsel

EVERYDAY HEALTH MEDIA, LLC

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	EVP and General Counsel

MEDPAGE TODAY, L.L.C.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	President

BANK:

SILICON VALLEY BANK

By:	/s/ Jesse Hurley
Name:	Jesse Hurley
Title:	DTL
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Schedule 1

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not be deemed to include (a) any ownership interest in Everyday Health India Private Limited, (b) any ownership interest in any other Foreign Subsidiary in excess of 65% of the total outstanding voting interest in such Foreign Subsidiary, or (c) the Security Deposits (as defined in the Loan and Security Agreement between Borrower and Bank) but only to the extent that the granting of a lien to Bank in the Security Deposits would result in a default by Borrower under the documents evidencing such Security Deposits.

15

Schedule 2

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK:	Date:
FROM:

The undersigned authorized officer of EVERYDAY HEALTH, INC., EVERYDAY HEALTH MEDIA, LLC and MEDPAGE TODAY, L.L.C. (jointly and severally, individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower and Bank (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending                   with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Unbilled Revenue Reports	15th and last days of each month	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No N/A

The following Intellectual Property was registered (or a registration application submitted) after the Fourth LMA Effective Date (if no registrations, state “None”)

16

Financial Covenants	Required			Actual		Complies

Adjusted EBITDA (quarterly)	$	_____	*	$	________	Yes No N/A
Adjusted Quick Ratio** (monthly)		1.25:1.0			______:1.0	Yes No N/A
Minimum Unrestricted and Unencumbered Cash at Bank		$10,000,000		$	________	Yes No N/A

*As set forth in Section 6.7(a) of the Agreement.

**Only applicable upon Bank’s receipt of written notice from Borrower within thirty (30) days of the occurrence of the Equity Event of Borrower’s election of the Adjusted Quick Ratio covenant in lieu of the Adjusted EBITDA covenant, as set forth in Section 6.7(c) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Everyday Health, Inc. Everyday Health Media, LLC MedPage Today, L.L.C.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER

By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No
17

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ___________________

I. Adjusted EBITDA (Section 6.7(a))

Required: See chart below

Period	EBITDA
Quarter ending September 30, 2010	($1,300,000)
Quarter ending December 31, 2010	$1,700,000
Quarter ending March 31, 2011	($4,800,000)
Quarter ending June 30, 2011	($1,000,000)
Quarter ending September 30, 2011	$750,000
Quarter ending December 31, 2011	N/A
Quarter ending March 31, 2012	N/A
Quarter ending June 30, 2012	N/A
Quarter ending September 30, 2012	($3,000,000)
Quarter ending December 31, 2012	$4,000,000
Quarter ending March 31, 2013 and each quarter thereafter	$ *

*To be set in accordance with Section 6.7(a)

Actual:

A.	EBITDA (earnings before interest, taxes, depreciation and amortization in accordance with GAAP)	$_________
B.	Unfinanced capital expenditures of Borrower (including capitalized software and development costs)	$_________
C.	Non-cash stock compensation expense	$_________
D.	Reasonable add-backs for non-cash items for which Borrower provided written details to Bank	$_________
E.	Up to Two Million Seven Hundred Thousand Dollars ($2,700,000.00) for fiscal year 2012 and up to One Million Four Hundred Fifty Thousand ($1,450,000.00) for fiscal year 2013 in aggregate earn-out expense made as a result of the 2011 acquisition of DDC Internet, Inc.	$_________
F.	Up to Five Hundred Fifty Thousand Dollars ($550,000.00) in respect of the write-off of deferred financing costs relating to the Horizon and Square 1 Bank credit facilities	$_________
18

G.	For fiscal year 2012, to the extent approved by Bank in writing in its reasonable discretion, one-time restructuring charges incurred as a result of the acquisition by Borrower of Eqal in September 2012	$_________
H.	For fiscal years 2013 and 2014, as applicable, only to the extent disclosed in its profit and loss statements delivered to Bank, up to Ten Million Dollars ($10,000,000.00) in aggregate earn-out expense (which expense shall not exceed Five Million Dollars ($5,000,000.00) in cash expense and Five Million Dollars ($5,000,000.00) in stock expense) made as a result of the acquisition by Borrower of Eqal in September 2012	$_________
I.	Other one-times charges approved by Bank in writing in its sole discretion	$_________
J.	Adjusted EBITDA (line A minus line B plus line C plus line D plus line E plus line F plus line G plus line H plus line I)	$_________

Is line J equal to or greater than $______ (see chart above)?

_____ No, not in compliance	______ Yes, in compliance

II. Adjusted Quick Ratio (Section 6.7(c) – if applicable)

Required: ≥1.25:1.0

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower maintained with Bank	$ _________
B.	Aggregate value of the net billed accounts receivable of Borrower	$ _________
C.	Quick Assets (the sum of lines A through B)	$ _________
D.	Aggregate value of Obligations to Bank (excluding Borrower’s obligations and liabilities solely with respect to the Term Loan Advance as defined in the Subordinated Loan Agreement)	$ _________
E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year (excluding Borrower’s obligations and liabilities solely with respect to the Term Loan Advance as defined in the Subordinated Loan Agreement)	$ _________
F.	Current Liabilities (the sum of lines D and E)	$ _________
G.	Current portion of the aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$ _________
H.	Line F minus line G	$ _________
I.	Adjusted Quick Ratio (line C divided by line H)	_________

Is line I equal to or greater than 1.25:1:0?

_______ No, not in compliance	______ Yes, in compliance
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III. Minimum Cash (Section 6.7(d))

Required  $10,000,000

Actual

A.	Aggregate value of the unrestricted and unencumbered cash of Borrower maintained with Bank	$ _________

Is line A equal to or greater than the required amount set forth above?

_____ No, not in compliance	_____ Yes, in compliance
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Schedule 3

EXHIBIT F

BORROWING BASE CERTIFICATE

Borrower: Everday Health, Inc., Everyday Health Media, LLC and MedPage Today, L.L.C.

Lender: Silicon Valley Bank

Commitment Amount: $25,000,000.00

ACCOUNTS RECEIVABLE

1.	Accounts Receivable Book Value as of	$_________
2.	Additions (please explain on reverse)	$_________
3.	TOTAL ACCOUNTS RECEIVABLE	$_________

ELIGIBLE ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 120 days due (other than Eligible Extended Term Accounts)	$_________
5.	Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada	$_________
6.	Accounts billed and/or payable outside the United States	$_________
7.	U.S. Governmental Accounts w/o assignment of claims	$_________
8.	Contra/Customer Deposit Accounts	$_________
9.	Accounts not yet invoiced	$_________
10.	Accounts subject to contractual arrangements (progress, milestone billings etc.)	$_________
11.	Accounts subject to withholding	$_________
12.	Accounts subject trust provisions or subrogation rights of a bonding company	$_________
13.	Non-trade receivables or accounts not arising in the ordinary course of business	$_________
14.	Accounts subject to chargebacks or payment deductions	$_________
15.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$_________
16.	Bill and Hold Accounts	$_________
17.	Affiliate/Intercompany/Employee Accounts	$_________
18.	Deferred Revenue related to contracts with cancellable terms	$_________
19.	Balance of 50.0% over 120 Day Accounts (cross-age or current affected) (or 150 Day Accounts if Eligible Extended Term Accounts)	$_________
20.	Disputed Accounts	$_________
21.	Other (please explain on reverse)	$_________
22.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$_________
23.	Eligible Accounts (#3 minus #22)	$_________
24.	ELIGIBLE AMOUNT OF ACCOUNTS (80.0% of 23)	$_________

BALANCES
25.	Maximum Loan Amount	$25,000,000.00
26.	Total Funds Available (Lower of #24 or #25)	$_________
27.	Present balance owing on Line of Credit	$_________
28.	RESERVE POSITION (#26 minus #27)	$_________
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The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement among the undersigned and Silicon Valley Bank.

BANK USE ONLY

COMMENTS:	Received by:
AUTHORIZED SIGNER

EVERYDAY HEALTH, INC.	Date:
EVERYDAY HEALTH MEDIA, LLC	Verified:
MEDPAGE TODAY, L.L.C.		AUTHORIZED SIGNER

By:	Date:
Authorized Signer	Compliance Status: Yes No

Date:
22